UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No. )

_____________________________

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12
PRINCIPAL EXCHANGE-TRADED FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all the boxes that apply):
[X]    No fee required.
[ ]    Fee paid previously with preliminary materials.
[ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Principal Exchange-Traded Funds 711 High Street, Des Moines, IA 50392 515 247 5111 tel
October 10, 2024
Dear Shareholder:
A Special Meeting of Shareholders (including any postponements or adjournments, the "Meeting") of the Principal U.S. Mega-Cap ETF (the "Fund"), a separate series of Principal Exchange-Traded Funds ("PETF"), will be held on November 11, 2024 at 10:00 a.m., Central Time, at 801 Grand Avenue, Des Moines, Iowa 50392.
At the Meeting, shareholders of the Fund will be asked to approve a change to the Fund's sub-classification under the Investment Company Act of 1940, as amended, from "diversified" to "non-diversified" and to change the related fundamental investment restriction.
Enclosed you will find a Notice of Special Meeting of Shareholders, a Proxy Statement, and the proxy card(s) for shares of the Fund you owned as of the close of business on October 7, 2024, the record date for the Meeting. The Proxy Statement provides background information and describes in detail the proposal to be voted on at the Meeting.
The PETF Board of Trustees has approved the proposal and recommends that you vote “For” the proposal.
For your shares to be voted at the Meeting, we urge you to read the Proxy Statement and then vote your shares in one of the following three ways:
By Internet: Follow the instructions located on your proxy card(s). Be sure you have your control number, as printed on your proxy card(s), available at the time you log on.
By Phone: The phone number is located on your proxy card(s). Be sure you have your control number, as printed on your proxy card(s), available when you call.
By Mail: Vote, sign, and date your proxy card(s) and return in the postage-paid envelope provided in this proxy package, allowing sufficient time for receipt prior to the Meeting.
You may also vote your shares in person at the Meeting. Shareholders may call 1-800-222-5852 to obtain instructions on how to attend the Meeting and vote their shares in person.
We appreciate you taking the time to respond to this matter. Your vote is important. If you have questions regarding the Meeting or these proxy materials, please call 1-800-222-5852.

Sincerely,

Kamal Bhatia
Trustee, Chair, President, and Chief Executive Officer

PRINCIPAL EXCHANGE-TRADED FUNDS
711 High Street
Des Moines, Iowa 50392
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To the Shareholders of the Principal U.S. Mega-Cap ETF:
Notice is hereby given that a Special Meeting of Shareholders (including any postponements or adjournments, the "Meeting") of the Principal U.S. Mega-Cap ETF (the "Fund"), a separate series of Principal Exchange-Traded Funds ("PETF"), will be held on November 11, 2024 at 10:00 a.m., Central Time at 801 Grand Avenue, Des Moines, Iowa 50392.
A Proxy Statement providing information about the following proposal to be voted on at the Meeting is included with this Notice. The Meeting is being held to consider and vote on such proposal, as well as any other business that may properly come before the Meeting.
Proposal:    Approval to change the Fund's sub-classification under the Investment Company Act of 1940, as amended, from "diversified" to "non-diversified" and to change the related fundamental investment restriction.
The PETF Board of Trustees recommends that you vote "For" the proposal.
Approval of the proposal requires the affirmative vote of the holders of at least a "Majority of the Outstanding Voting Securities" (as defined in the accompanying Proxy Statement under "Voting Information - Voting Rights") of the Fund.
Each Fund shareholder of record at the close of business on October 7, 2024, the record date for the Meeting, is entitled to receive notice of and to vote at the Meeting. Shareholders may change their vote and revoke their proxy at any time before it is voted at the Meeting by following the procedures outlined in the accompanying Proxy Statement under "Voting Information - Voting Procedures."
Your vote is important. No matter how many shares you own, please vote. To save the Fund from incurring the cost of additional solicitations, please review the proxy materials and vote today.

For the Board of Trustees

Beth C. Wilson
Vice President and Secretary
Dated: October 10, 2024

Important Notice Regarding Availability of Proxy Materials for the Special Meeting of Shareholders
to be held on November 11, 2024
The Notice of Special Meeting of Shareholders, Proxy Statement, and Form of Proxy Card
are available on the Internet at www.proxyvote.com.

TABLE OF CONTENTS

		Page

Introduction		3
Voting Information		4
Proposal	Approval to change the Fund's sub-classification under the Investment Company Act of 1940, as amended, from "diversified" to "non-diversified" and to change the related fundamental investment restriction	6
Other Matters		8
Appendix A	Outstanding Shares and Share Ownership	A-1

PRINCIPAL EXCHANGE-TRADED FUNDS
711 High Street
Des Moines, Iowa 50392
 PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 11, 2024
INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board") of Principal Exchange-Traded Funds ("PETF") to be used at a Special Meeting of Shareholders (including any postponements or adjournments, the "Meeting") of the Principal U.S. Mega-Cap ETF (the "Fund"), a separate series of PETF, to be held on November 11, 2024 at 10:00 a.m., Central Time. This Proxy Statement and accompanying form of proxy card will be sent to shareholders of the Fund on or about October 21, 2024. Fund shareholders of record at the close of business on October 7, 2024 are entitled to vote on the proposal, as set forth below.
PETF is a Delaware statutory trust and an open-end management investment company registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). PETF currently offers 10 separate series, including the Fund.
Principal Global Investors, LLC ("PGI") is the investment advisor to the Fund. PGI is an indirect, wholly owned subsidiary of Principal Financial Group, Inc. The address is in care of the Principal Financial Group, 711 High Street, Des Moines, Iowa 50392. ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203, is the principal underwriter and distributor of Creation Units for the Fund. State Street Bank and Trust Company, 100 Huntington Avenue, Copley Place CPH0255, Tower 1, Floor 2, Boston, MA 20116, serves as the Fund's sub-administrator.
The Fund will furnish, without charge, copies of its most recent annual and semi-annual shareholder reports to any shareholder upon request. To obtain a copy of a report, please contact the Fund by calling the Shareholder Services Department toll-free at 1-800-222-5852 or by writing to the Fund, c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203. Copies of the Fund's most recent annual and semi-annual shareholder reports can also be obtained at www.principalam.com/ETFProspectuses.

VOTING INFORMATION
Voting Procedures. Please vote your shares by returning the enclosed proxy card(s) in the enclosed postage-paid envelope or by following the instructions on the proxy card(s) for voting by Internet or telephone.
If you properly complete and return the enclosed proxy card(s) (or if you give your proxy by Internet or telephone), the persons named on the card(s) as proxies will vote your shares as you indicate on the card(s) (or as you instruct by Internet or telephone) or "For" approval of the proposal if you do not give an indication. You may change your vote and revoke your proxy at any time before it is voted at the Meeting in any of the following ways:
(i)by sending a written notice of revocation to the Meeting Secretary of Principal Exchange-Traded Fund in care of Principal Financial Group, 711 High Street, Des Moines, Iowa 50392;
(ii)by submitting another properly completed and signed proxy card at a later date to the Meeting Secretary of Principal Exchange-Traded Funds in care of Principal Financial Group, 711 High Street, Des Moines, Iowa 50392;
(iii)by submitting another proxy by the Internet or telephone at a later date; or
(iv)being present and voting in person at the Meeting after giving oral notice of the revocation to the Chair of the Meeting.
Voting Rights. Only shareholders of record at the close of business on October 7, 2024 (the “Record Date”) are entitled to vote. You are entitled to one vote on the proposal for each share of the Fund you hold, and fractional votes for fractional shares held.
For approval, the proposal requires the affirmative vote of a “majority of the outstanding voting securities,” which is defined in the 1940 Act to mean, with respect to the Fund, the affirmative vote of the lesser of (1) 67% or more of the voting securities of the Fund present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present in person or by proxy, or (2) more than 50% of the outstanding voting securities of the Fund (such lesser amount being a “Majority of the Outstanding Voting Securities”). Under this definition, the proposal could be approved by as little as approximately one-third of the outstanding voting securities of the Fund.
The number of votes eligible to be cast at the Meeting as of the Record Date and other share ownership information are set forth in Appendix A to this Proxy Statement.
Quorum Requirements; Abstentions and Broker Non-Votes. A quorum must be present at the Meeting for the transaction of business. The presence in person or by proxy of one-third of the shares of the Fund outstanding at the close of business on the Record Date constitutes a quorum for a meeting of the Fund.
Abstentions, if any, will be considered present for purposes of determining the existence of a quorum but will be disregarded in determining the votes cast on the proposal. As a result, because the proposal requires the affirmative vote of a Majority of the Outstanding Voting Securities, as defined above, abstentions will have the effect of a vote against the proposal.
Broker non-votes, if any, will also be considered present for purposes of determining the existence of a quorum. The Fund understands that, under the rules of the New York Stock Exchange, brokers and nominees may, for certain "routine" matters, grant certain discretionary authority to the proxies identified on the proxy card to vote without instructions from their customers if no instructions have been received prior to the date specified in the broker's or nominee's requests for voting instructions. A "broker non-vote" occurs when a broker or nominee indicates it has not received voting instructions from a shareholder and is barred from voting the shares without such shareholder instructions because the proposal is considered non-routine under the rules of the New York Stock Exchange. Broker non-votes typically occur when both routine and non-routine proposals are being considered at a meeting. The proposal is considered non-routine under the rules of the New York Stock Exchange. Accordingly, because shareholders are being asked to vote only on that proposal, it is expected that there will be no broker non-votes at the Meeting.

If the necessary quorum to transact business or the vote required to approve the proposal is not obtained at the Meeting, the persons named as proxies or any shareholder present at the Meeting may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of the Fund present in person or by proxy at the Meeting. The persons named as proxies and any shareholder present at the Meeting will vote for or against any adjournment in their discretion.
Solicitation Procedures. PETF intends to solicit proxies by mail. Officers of PETF or officers or employees of PGI or its affiliates may make additional solicitations by telephone, Internet, or personal contact. They will not be specially compensated for these services. Brokerage houses, banks, and other fiduciaries may be requested to forward soliciting materials to their customers and to obtain authorization for the execution of proxies. For those services, the Fund will reimburse them for their out-of-pocket expenses. The Fund has retained the services of a professional proxy soliciting firm, Broadridge Financial Solutions, Inc., to assist in soliciting proxies and provide other services in connection therewith and estimates that the cost of such services will be approximately $60,000.
Expenses of the Meeting. PGI will pay the expenses of the Meeting, including those associated with the preparation and distribution of proxy materials and the solicitation of proxies.

PROPOSAL
APPROVAL TO CHANGE
THE FUND'S SUB-CLASSIFICATION UNDER THE INVESTMENT COMPANY ACT OF 1940,
AS AMENDED, FROM "DIVERSIFIED" TO "NON-DIVERSIFIED"
AND
TO CHANGE THE RELATED FUNDAMENTAL INVESTMENT POLICY
The Fund's investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of U.S. companies with very large ("mega") market capitalizations at the time of purchase. For this Fund, companies with mega capitalizations are those with market capitalizations in the top 50th percentile of the S&P 500 Index at the time of purchase. PGI, as the Fund's investment advisor, uses a proprietary quantitative model for security selection and portfolio construction. The model is designed to identify equity securities of companies in the S&P 500 Index that have the largest market capitalizations, while applying higher weight to securities that PGI expects to be less volatile, meaning the share price of the security has a lower degree of fluctuation over time.
Currently, the Fund is sub-classified as a “diversified” fund for purposes of Section 5(b) of the 1940 Act and has adopted a related fundamental investment policy. As a result, the Fund is limited as to the amount it may invest in any single issuer. Specifically, with respect to 75% of its total assets, the Fund may not invest in a security if, as a result of such investment, more than 5% of its total assets (calculated at the time of purchase) would be invested in securities of any one issuer. Additionally, with respect to 75% of its total assets, the Fund may not hold more than 10% of the outstanding voting securities of any one issuer. These restrictions do not apply to U.S. government securities, securities of other investment companies, or cash and cash items (including receivables).
Subject to approval of the Fund's shareholders, the Board has approved a change to the Fund's sub-classification under the 1940 Act to a “non-diversified” company and a change to the Fund's related fundamental investment policy. This fundamental investment policy, which may only be changed with shareholder approval, currently provides that the Fund, as a fundamental policy, has "elected to be treated as a 'diversified' investment company, as that term is used in the 1940 Act, as amended, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time." If approved by Fund shareholders, the Fund will change this fundamental investment policy so it provides that the Fund, as a fundamental policy, has "elected to be non-diversified." In determining to approve the change to a "non-diversified" fund, the Board considered information from PGI regarding the potential impact of the change on the Fund and its shareholders, as well as the following.
The Fund uses a rules-based approach that targets securities in the top 50% of the S&P 500 Index by market capitalization weight. The top 10% of the Index is market cap weighted, while the remaining 40% of the top half of the Index is equal weighted with +/- 1% tilts based on a proprietary financial strength score. Since the beginning of 2023, the number of securities that comprise the top 50% of the S&P 500 Index has steadily declined from approximately 49 securities to 26 as of July 5, 2024. As a result of this decline and the rules-based approach, the weight of the largest securities within the Fund has increased, making it more challenging to operate as a "diversified" fund under the 1940 Act.
If the Fund were to continue to follow its current rules-based approach, it would likely become a "non-diversified" fund, which is prohibited by the 1940 Act unless the Fund obtains prior shareholder approval of the change to its diversification sub-classification. Without that change, PGI would be forced to impose limits on the Fund’s portfolio managers to avoid violating the requirements that apply to "diversified" funds under the 1940 Act. Requiring the portfolio managers to deviate from the current rules-based approach, however, would then reduce the effectiveness of implementing the model and strategy. Changing the Fund’s sub-classification to a non-diversified company would alleviate these concerns. No material changes to the Fund's investment strategy are expected if shareholders of the Fund approve this proposal.

If Fund shareholders approve this proposal, the Fund may be subject to additional investment risks. As a "non‑diversified" fund, the Fund would be permitted to invest a greater percentage of its assets in fewer issuers than a "diversified" fund. As a result, the Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio and may be more susceptible to greater losses because of these developments. Accordingly, if Fund shareholders approve this proposal, the Fund could be subject to greater risk than it currently is subject to as a "diversified" fund. No other material changes to the Fund's risks are expected if shareholders of the Fund approve this proposal.
Even if Fund shareholders approve this proposal, the Fund intends to continue to comply with Federal tax diversification restrictions of Subchapter M of the Internal Revenue Code of 1986, as amended (the “IRC”). For purposes of the IRC, the Fund operates as a “regulated investment company.” As a regulated investment company under the IRC, the Fund must diversify its holdings so that, in general, at the close of each quarter of its taxable year, (i) at least 50% of the fair market value of the Fund's total (gross) assets is comprised of cash, cash items, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund's total assets and to not more than 10% of the outstanding voting securities of such issuer; and (ii) not more than 25% of the value of its total (gross) assets is invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), two or more issuers controlled by the Fund and engaged in the same, similar or related trades or businesses, or certain publicly traded partnerships. These Federal tax diversification requirements, or the Fund's determination to comply with them, may change in the future without shareholder approval.
If Fund shareholders do not approve this proposal, the Fund will remain “diversified” and subject to the related fundamental investment policy.
The 1940 Act rules permit a fund that is sub-classified as "non-diversified" to operate temporarily as "diversified" without a formal, shareholder-approved sub-classification change as long as the fund was diversified for less than three consecutive years. As a result, if Fund shareholders approve the proposal, the Fund may from time to time operate as "diversified" based upon prevailing market conditions and investment opportunities. If the Fund operates as "diversified" for more than three consecutive years, the Fund's formal sub-classification would automatically revert back to "diversified" from "non-diversified," without shareholder approval. Notwithstanding the foregoing, it is the current intention to operate the Fund as "non-diversified" if Fund shareholders approve the proposal.

OTHER MATTERS
PETF does not know of any matters to be presented at the Meeting other than the proposal described in this Proxy Statement. If any other matters properly come before the Meeting, the shares represented by proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.
PETF is not required to hold annual meetings of shareholders and, therefore, cannot determine when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of PETF or any PETF Fund must be received by PETF a reasonable time before PETF commences soliciting proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.
Only one copy of this Proxy Statement may be mailed to households, even if more than one person in a household is a Fund shareholder of record, unless PETF has received instructions to the contrary. If you need additional copies of this Proxy Statement, or if you do not want the mailing of a Proxy Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact the Shareholder Services Department toll-free at 1-800-222-5852 or by writing to PETF at Principal Exchange-Traded Funds, c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203. PETF will promptly deliver, upon request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed.
BY ORDER OF THE BOARD OF TRUSTEES
October 10, 2024
Des Moines, Iowa
It is important that proxies be returned promptly. Therefore, you are urged to complete, sign, date, and return the proxy card(s) in the enclosed envelope or give your proxy by Internet or telephone immediately.

APPENDIX A
OUTSTANDING SHARES AND SHARE OWNERSHIP
The following table shows, as of the Record Date, the number of shares outstanding and entitled to vote of the Fund.

ETF	Shares Outstanding
Principal U.S. Mega-Cap ETF	44,660,001
As of September 30, 2024, Trustees and officers of the Fund together owned beneficially less than 1% of the outstanding shares of the Fund.
As of September 30, 2024, the following persons owned of record, or were known by the Fund to own beneficially, 5% or more of the outstanding shares of the Fund.

ETF	Percent of Ownership	Number of Shares	Name and Address of Owner
Principal U.S. Mega-Cap	71.74%	31,954,890	The Bank of New York Mellon
			225 Liberty Street
			New York, NY 10286
Principal U.S. Mega-Cap	11.51%	5,125,852	National Financial Services LLC
			200 Liberty St.
			One World Financial Center
			New York, NY 10281-1003
A-1

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature [Joint Owners] Date PRINCIPAL FINANCIAL GROUP – H208 P.O. BOX 9276 DES MOINES, IA 50306 1. Approval to change the Fund's sub-classification under the Investment Company Act of 1940, as amended, from "diversified" to "non-diversified" and to change the related fundamental investment restriction. 2. To transact such other business as may properly come before the Meeting or any adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. V56593-S96461 The Board recommends you vote FOR the following proposal: ! ! ! For Against Abstain To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website www.proxyvote.com or scan the QR Barcode above 3) Follow the instructions provided on the website. To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions. To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate box on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on November 11, 2024: The Notice and Proxy Statement are available at www.proxyvote.com. V56594-S96461 The undersigned holder of shares of beneficial interest of the Fund hereby appoints Kamal Bhatia, Laura B. Latham, Adam U. Shaikh, John L. Sullivan, and Beth C. Wilson, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders of the Fund to be held at 801 Grand Avenue, Des Moines, Iowa 50392 on November 11, 2024 at 10:00 a.m. Central Time, and at any and all adjournments or postponements thereof, and to vote all shares of beneficial interest of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy. WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH HEREIN AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT. PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE HEREOF AND PROMPTLY RETURN IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE U.S. PRINCIPAL EXCHANGE-TRADED FUNDS SPECIAL MEETING OF SHAREHOLDERS November 11, 2024 PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES